Exhibit 99.1
FOR IMMEDIATE RELEASE
For more information contact:

Media & Investor Relations	Media Relations
John Vincenzo	Kevin Flanagan
508.323.1260	508.323.1101
john_vincenzo@3com.com	kevin_flanagan@3com.com
3COM REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS FOR FISCAL 2008
MARLBOROUGH, MASS. — June 24, 2008 — 3Com Corporation (NASDAQ: COMS) today reported financial results for its fiscal 2008 fourth quarter, which ended May 30, 2008. Revenue in the quarter was $321.3 million compared to revenue of $310.9 million in the corresponding period in fiscal 2007, a 3 percent increase. For the full year, revenue was $1.29 billion compared to full-year fiscal 2007 revenue of $1.27 billion, an increase of 2 percent.
     “In FY08 we made progress in several key areas, including growing revenue year-over-year in almost every region, increasing our gross margins and generating cash from operations,” said 3Com CEO Bob Mao. “To build on these improvements, we must increasingly operate as one global enterprise. Integration of our worldwide operations will support our goals of profitable revenue growth and increasing market share, as well as result in cost savings.”

     Net loss in the quarter was $166.7 million, or $0.41 per share, compared with a net loss of $66.2 million, or $0.17 per share, in the fourth quarter of fiscal year 2007. In the fourth quarter of fiscal 2008, 3Com recorded a non-cash goodwill impairment charge of $158.0 million, or $0.39 per share arising from the company’s 2005 acquisition of TippingPoint. 3Com’s recent stock price decline triggered an impairment evaluation required by applicable accounting regulations. The net loss in the quarter increased primarily due to the impairment charge, offset by the absence of certain one-time charges in the prior-year period. On a non-GAAP basis, net income was $35.6 million, or $0.09 per diluted share, compared with net income of $4.6 million, or $0.01 per diluted share, for the fourth quarter of fiscal year 2007.
     For fiscal year 2008 3Com incurred a net loss of $228.8 million, compared with a net loss in fiscal year 2007 of $88.6 million. The increase in the net loss is primarily explained by the inclusion of the impairment charge offset by the absence of certain one-time charges in the prior-year period. On a non-GAAP basis 3Com generated net income for the full year of $94.9 million, or $0.23 per diluted share, compared to net income of $18.5 million, or $.05 per diluted share, in fiscal 2007.
     In the fourth quarter, 3Com generated $63.3 million in cash from operations. 3Com’s cash and cash equivalents balance at May 30, 2008 was $503.6 million.
     Management will host a conference call and Webcast at 5 p.m. EDT, Tuesday, June 24, 2008, to discuss the company’s financial results. To participate on the call, U.S. and international parties may dial 719-325-4788. Alternatively, interested parties may listen to the live broadcast of the call over the Internet at 3Com’s Investor Relations Web site (www.3com.com/investor) in the Earnings Webcast section.
     For those unable to participate on the live call, a 24-hour replay will be available starting at 8:00 p.m. EDT on June 25, 2008 by dialing (719) 457-0820 or (888) 203-1112, Confirmation Code: 1308284. A replay also will be available over the Internet at 3Com’s Investor Relations Web site (www.3com.com/investor) in the Earnings Webcast section. The replay will be available for approximately three weeks after posting.
     For additional financial information, please refer to the Investor Relations section of our Web site.
This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our business objectives and goals, potential cost savings and integration. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to: our ability to grow profitably, expand outside of China, maintain and expand in China, improve expense controls while making investments to grow and other risks detailed in the Company’s filings with the SEC, including those discussed in the Company’s quarterly report filed with the SEC on Form 10-Q for the quarter ended February 28, 2008.

2

3Com Corporation does not intend, and disclaims any obligation, to update any forward-looking information contained in this release or with respect to the announcements described herein.
The non-GAAP measures used by the Company exclude restructuring, amortization, in-process research and development, stock-based compensation expense and, if applicable in the relevant period, unusual items, such as those detailed in the tables attached to this press release. The required reconciliations and other disclosures for all non-GAAP measures used by the Company are set forth later in this press release, in the Current Report on Form 8-K furnished to the SEC on the date hereof and/or in the investor relations section of our Web site, www.3com.com.
References to the financial information included in this news release reflect rounded numbers and should be considered approximate values.
About 3Com Corporation
3Com Corporation (NASDAQ: COMS) is a leading provider of secure, converged voice and data networking solutions for enterprises of all sizes. 3Com offers a broad line of innovative products backed by world class sales, service and support, which excel at delivering business value for its customers. 3Com also includes H3C Technologies Co., Limited (H3C), a China-based provider of network infrastructure products. H3C brings high-performance, cost-effective product development and a strong footprint in one of the world’s most dynamic markets. Through its TippingPoint division, 3Com is a leading provider of network-based intrusion prevention systems that deliver in-depth application protection, infrastructure protection, and performance protection. For further information, please visit www.3com.com, or the press site www.3com.com/pressbox.
# # #
Copyright © 2008 3Com Corporation. 3Com, the 3Com logo and TippingPoint are registered trademarks and H3C is a trademark of 3Com Corporation or its wholly owned subsidiaries. All other company and product names may be trademarks of their respective holders.

3

3Com Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
TABLE A

	Three Months Ended		Twelve Months Ended
	May 30,	June 1,	May 30,	June 1,
	2008	2007	2008	2007
Sales	$321,254	$310,920	$1,294,879	$1,267,481
Cost of sales	147,529	172,483	640,424	689,027

Gross profit	173,725	138,437	654,455	578,454

Operating expenses:
Sales and marketing	78,402	89,048	316,019	319,696
Research and development	51,614	71,268	206,653	215,632
General and administrative	50,310	28,791	129,116	93,875
Amortization of intangibles	25,626	7,897	103,670	42,525
Goodwill impairment	157,977	—	157,977	—
In-process research and development	—	34,053	—	35,753
Restructuring charges	193	718	4,501	3,494

Total operating expenses	364,122	231,775	917,936	710,975

Operating loss	(190,397)	(93,338)	(263,481)	(132,521)

Gain on investments, net	109	344	460	1,143
Interest (expense) income, net	(2,675)	7,598	(13,087)	40,863
Other income, net	11,370	11,780	44,364	38,291

Loss from operations before income taxes and minority interest of consolidated joint venture	(181,593)	(73,616)	(231,744)	(52,224)

Income tax benefit (provision)	14,870	(5,126)	2,903	(10,173)

Minority interest of Huawei in the income of consolidated joint venture (1)	—	12,516	—	(26,192)

Net loss	$(166,723)	$(66,226)	(228,841)	(88,589)

Basic and diluted loss per share	$(0.41)	$(0.17)	$(0.57)	$(0.22)

Shares used in computing basic and diluted per share amounts	401,922	395,988	399,524	393,894

(1)	Represents Huawei’s 49% interest in the H3C joint venture for the period of minority interest that ended with 3Com’s acquisition of the remaining 49% interest on March 29, 2007.

3Com Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
TABLE B

	May 30,	June 1,
	2008	2007
ASSETS

Current assets:
Cash and equivalents	$503,644	$559,217
Notes receivable	65,116	77,368
Accounts receivable, net	116,281	102,952
Inventories, net	90,831	107,988
Other current assets	34,033	50,157

Total current assets	809,905	897,682

Property & equipment, net	54,314	76,460
Goodwill	609,297	766,444
Intangibles, net	278,385	371,289
Deposits and other assets	23,229	39,217

Total assets	$1,775,130	$2,151,092

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$90,280	$110,430
Current portion of long-term debt	48,000	94,000
Accrued liabilities and other	384,429	435,638

Total current liabilities	522,709	640,068

Deferred taxes and long-term obligations	4,119	23,725
Long-term debt	253,000	336,000
Stockholders’ equity	995,302	1,151,299

Total liabilities and stockholders’ equity	$1,775,130	$2,151,092

3Com Corporation
Reconciliation of Non-GAAP Measures
(in thousands, except margin and per-share data)
(unaudited)
TABLE C

	Three Months Ended		Twelve Months Ended
	May 30,	June 1,	May 30,	June 1,
	2008	2007	2008	2007
GAAP operating loss	$(190,397)	$(93,338)	$(263,481)	$(132,521)
Restructuring	193	718	4,501	3,494
Amortization of intangible assets	25,626	7,897	103,670	42,525
In-process research and development [a]	—	34,053	—	35,753
Impacts to cost of sales from purchase accounting adjustments to inventory [b]	—	63	11,176	63
Patent litigation success fee [c]	9,000	—	9,000	—
VAT recovery dispute [d]	6,069	—	6,069	—
IPO fees write-off [e]	4,864	—	4,864	—
Goodwill impairment [f]	157,977	—	157,977	—
EARP change in control expense [g]	—	57,308	—	57,308
Stock-based compensation expense [h]	9,793	4,962	25,206	20,095
Acquiree expensed acquisition costs [i]	43	—	10,631	—

Non-GAAP operating income	$23,168	$11,663	$69,613	$26,717

GAAP net loss	$(166,723)	$(66,226)	$(228,841)	$(88,589)
Restructuring	193	718	4,501	3,494
Amortization of intangible assets	25,626	7,897	103,670	42,525
In-process research and development [a]	—	34,053	—	35,753
Impacts to cost of sales from purchase accounting adjustments to inventory [b]	—	63	11,176	63
Huawei’s 49% minority interest in H3C’s amortization as shown above	—	(30,256)	—	(41,913)
Patent litigation success fee [c]	9,000	—	9,000	—
VAT recovery dispute [d]	6,069	—	6,069	—
IPO fees write-off [e]	4,864	—	4,864	—
Goodwill impairment [f]	157,977	—	157,977	—
EARP change in control expense [g]	—	57,308	—	57,308
Stock-based compensation expense [h]	9,793	4,962	25,206	20,095
Acquiree expensed acquisition costs [i]	43	—	10,631	—
Gain on sales of assets [j]	—	—	(6,155)	(1,300)
Gain on sale of investment portfolio [k]	—	—	—	(2,000)
(Gain) loss on insurance settlement [l]	—	(3,908)	2,066	(6,908)
Tax reserve release [m]	(11,284)	—	(11,284)	—
Charge related to change in tax rates [n]	—	—	6,056	—

Non-GAAP net income	$35,558	$4,611	$94,936	$18,528

GAAP net loss per share	$(0.41)	$(0.16)	$(0.57)	$(0.22)
Restructuring	0.00	0.00	0.01	0.01
Amortization of intangible assets	0.06	0.02	0.26	0.11
In-process research and development [a]	—	0.09	—	0.09
Impacts to cost of sales from purchase accounting adjustments to inventory [b]	—	0.00	0.03	0.00
Huawei’s 49% minority interest in H3C’s amortization as shown above	—	(0.08)	—	(0.10)
Patent litigation success fee [c]	0.02	—	0.02	—
VAT recovery dispute [d]	0.02	—	0.02	—
IPO fees write-off [e]	0.01	—	0.01	—
Goodwill impairment [f]	0.39	—	0.39	—
EARP change in control expense [g]	—	0.14	—	0.14
Stock-based compensation expense [h]	0.03	0.01	0.06	0.05
Acquiree expensed acquisition costs [i]	0.00	—	0.03	—
Gain on sales of assets [j]	—	—	(0.02)	(0.00)
Gain on sale of investment portfolio [k]	—	—	—	(0.01)
(Gain) loss on insurance settlement [l]	—	(0.01)	0.01	(0.02)
Tax reserve release [m]	(0.03)	—	(0.03)	—
Charge related to change in tax rates [n]	—	—	0.01	—

Non-GAAP net income per share, diluted	$0.09	$0.01	0.23	0.05

Shares used in computing diluted per share amounts	406,139	401,334	404,193	399,680

GAAP net loss margin	-51.9%	-21.3%	-17.7%	-7.0%
Restructuring	0.1%	0.2%	0.3%	0.3%
Amortization of intangible assets	8.0%	2.5%	8.0%	3.4%
In-process research and development [a]	0.0%	11.0%	0.0%	2.8%
Impacts to cost of sales from purchase accounting adjustments to inventory [b]	0.0%	0.0%	0.9%	0.0%
Huawei’s 49% minority interest in H3C’s amortization as shown above	0.0%	-9.7%	0.0%	-3.3%
Patent litigation success fee [c]	2.8%	0.0%	0.7%	0.0%
VAT recovery dispute [d]	1.9%	0.0%	0.5%	0.0%
IPO fees write-off [e]	1.5%	0.0%	0.4%	0.0%
Goodwill impairment [f]	49.2%	0.0%	12.2%	0.0%
EARP change in control expense [g]	0.0%	18.4%	0.0%	4.5%

	Three Months Ended		Twelve Months Ended
	May 30,	June 1,	May 30,	June 1,
	2008	2007	2008	2007
Stock-based compensation expense [h]	3.0%	1.6%	1.9%	1.6%
Acquiree expensed acquisition costs [i]	0.0%	0.0%	0.8%	0.0%
Gain on sales of assets [j]	0.0%	0.0%	-0.5%	-0.1%
Gain on sale of investment portfolio [k]	0.0%	0.0%	0.0%	-0.2%
(Gain) loss on insurance settlement [l]	0.0%	-1.2%	0.2%	-0.5%
Tax reserve release [m]	-3.5%	0.0%	-0.9%	0.0%
Charge related to change in tax rates [n]	0.0%	0.0%	0.5%	0.0%

Non-GAAP net income margin	11.1%	1.5%	7.3%	1.5%

[a]	In-process research and development from our acquisition of Roving Planet.

[b]	Results from our 49% H3C acquisition transaction.

[c]	Success fee for patent litigation.

[d]	Disputed VAT recovery receivable no longer deemed collectible.

[e]	Write-off capitalized costs of proposed IPO.

[f]	Goodwill impairment related to loss in value of a reporting unit.

[g]	These charges represent the initial portion of the Equity Appreciation Rights Plan for H3C employees triggered by 3Com’s acquisition of the remaining 49% ownership of H3C. They are included in the following cost and expense categories by period:

	Three and Twelve Months Ended
	May 30,	June 1,
	2008	2007
Cost of sales	—	5,716
Sales and marketing	—	17,727
Research and development	—	27,230
General and administrative	—	6,635

[h]	Stock-based compensation expense is included in the following cost and expense categories by period:

	Three Months Ended		Twelve Months Ended
	May 30,	March 2,	May 30,	June 1,
	2008	2007	2008	2007
Cost of sales	731	457	2,134	1,576
Sales and marketing	1,830	1,398	5,976	5,756
Research and development	1,199	848	3,993	4,621
General and administrative	6,033	2,259	13,103	8,142

[i]	These expenses relate to the proposed acquisition of the Company in September 2007, the deal was terminated by the acquisitioner in April 2008.

[j]	The gain relates to patent sales in fiscal 2008 and a patent sale in fiscal 2007.

[k]	This gain relates to the sale of our venture investment portfolio.

[l]	This loss relates to the recording of final costs associated with our Hemel facility in fiscal 2008. Fiscal 2007 relates to insurance settlements received for the Hemel facility.

[m]	This gain relates to the release of tax reserves due to settlements with foreign tax authorities.

[n]	This expense relates to a $6.1 million non-cash deferred tax liability provision in the PRC to reflect an increase in statutory tax rates.